Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5600
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) MONDAY, FEBRUARY 7, 2005

LP Reports Fourth Quarter and Year End 2004 Profits

Nashville, TN. (February 7, 2005) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today fourth quarter net income of $14 million, or $0.12 per diluted share, on sales from continuing operations of $588 million.  In the fourth quarter of 2003, LP’s net income was $164 million, or $1.52 per diluted share, on sales from continuing operations of $730 million. For the full year of 2004, LP reported net income of $421 million, or $3.84 per diluted share, on sales from continuing operations of $2.8 billion compared to net income of $273 million, or $2.56 per diluted share, on sales from continuing operations of $2.3 billion for the full year of 2003.

For the fourth quarter of 2004, income from continuing operations was $16 million, or $0.14 per diluted share. In the fourth quarter of 2003, LP’s income from continuing operations was $163 million, or $1.52 per diluted share.  For the full year of 2004, income from continuing operations was $424 million, or $3.87 per diluted share. For the full year of  2003, income from continuing operations before cumulative effect of accounting principle was $285 million, or $2.68 per diluted share.

“LP had record annual earnings in 2004 as strong demand for building products led to increased sales activity and higher OSB prices.  All of our segments were profitable and volume growth occurred across most product lines,” said LP CEO Rick Frost.  “In the fourth quarter, however, earnings were negatively affected by higher raw materials costs, planned and unplanned downtime, the strength of the Canadian dollar and a higher than anticipated effective tax rate.”

“The 70% effective income tax rate for the fourth quarter was primarily driven by the impact that the strengthening Canadian dollar had on intercompany loans,” LP CFO Curt Stevens explained.  “The movement in the Canadian dollar resulted in taxable exchange rate gains on these loans in the fourth quarter of more than $44 million on which we recorded a deferred tax provision at LP’s blended tax rate of 39%, or an additional provision of around $17 million.  For financial statement purposes, the gains on the intercompany loans are eliminated in the consolidation process.”

Frost concluded, “Looking forward to 2005, we believe the fundamentals are in place to support another strong year in building product sales.  With the quality of our assets and the investments we have made to improve operations and expand capacity, we are in a good position to take advantage of this environment.”

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its fourth quarter 2004 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net sales	$588.3	$730.3	$2,849.4	$2,280.7

Income before taxes and equity in earnings of unconsolidated affiliates	$49.5	$296.3	$699.4	$516.8

Income from continuing operations before cumulative effect of change in accounting principle excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt	$21.7	$120.6	$477.8	$222.7

Income from continuing operations before cumulative effect of change in accounting principle	$15.6	$163.4	$423.5	$284.9

Net income	$13.7	$163.7	$420.7	$272.5

Net income (loss) per share - basic	$0.12	$1.54	$3.88	$2.58
- diluted	$0.12	$1.52	$3.84	$2.56
Average shares outstanding (in millions)
Basic	110.1	106.0	108.3	105.5
Diluted	111.0	107.6	109.6	106.5

Calculation of income from continuing operations before cumulative effect of change in accounting principle excluding gain or loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

Income from continuing operations before cumulative effect of change in accounting principle	$15.6	$163.4	$423.5	$284.9

(Gain) loss on sale or impairment of long-lived assets	5.8	(54.0)	18.3	(118.2)
Other operating credits and charges, net	4.1	(15.9)	28.7	15.2
Loss on early extinguishment of debt	—	—	41.5	1.5
	9.9	(69.9)	88.5	(101.5)
Provision (benefit) for income taxes	3.8	(27.1)	34.2	(39.3)
	6.1	(42.8)	54.3	(62.2)

	$21.7	$120.6	$477.8	$222.7

Per share - basic	$0.20	$1.14	$4.41	$2.11
diluted	$0.20	$1.12	$4.36	$2.09

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net Sales	$588.3	$730.3	$2,849.4	$2,280.7
OPERATING COSTS AND EXPENSES
Cost of sales	455.6	410.6	1,741.7	1,512.2
Depreciation, amortization and depletion	38.2	35.5	143.6	132.3
Selling and administrative	41.4	48.2	166.2	167.2
(Gain) loss on sale or impairment of long lived assets	5.8	(54.0)	18.3	(118.2)
Other operating credits and charges, net	4.1	(15.9)	28.7	15.2
Total operating costs and expenses	545.1	424.4	2,098.5	1,708.7

Income from operations	43.2	305.9	750.9	572.0

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain	6.8	1.8	9.7	1.0
Loss on early extinguishment of debt	—	—	(41.5)	(1.5)
Interest expense, net of capitalized interest	(15.5)	(21.3)	(65.3)	(88.5)
Interest income	15.0	9.9	45.6	33.8
Total non-operating income (expense)	6.3	(9.6)	(51.5)	(55.2)

Income before taxes, minority interest, and equity in earnings of unconsolidated affliates	49.5	296.3	699.4	516.8
Provision for income taxes	35.9	134.5	279.7	233.8
Equity in income of unconsolidated affliates	(2.0)	(1.6)	(3.8)	(1.9)

Income from continuing operations before cumulative effect	15.6	163.4	423.5	284.9

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(3.2)	0.1	(4.6)	(20.6)
Income tax benefit	(1.3)	(0.2)	(1.8)	(8.1)
Income (loss) from discontinued operations	(1.9)	0.3	(2.8)	(12.5)

Income before cumulative effect of change in accounting principle	13.7	163.7	420.7	272.4
Cumulative effect of change in accounting principle	—	—	—	0.1
Net income (loss)	$13.7	$163.7	$420.7	$272.5

Net income per share of common stock (basic):
Income from continuing operations	$0.14	$1.54	$3.91	$2.70
Income (loss) from discontinued operations	(0.02)	—	(0.03)	(0.12)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income - per share basic	$0.12	$1.54	$3.88	$2.58

Net income per share of common stock (diluted):
Income from continuing operations	$0.14	$1.52	$3.87	$2.68
Income (loss) from discontinued operations	(0.02)	—	(0.03)	(0.12)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income - per share diluted	$0.12	$1.52	$3.84	$2.56

Average shares of stock outstanding - basic	110.1	106.0	108.3	105.5
Average shares of stock outstanding - diluted	111.0	107.6	109.6	106.5

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$826.1	$925.9
Short term investments	326.8	—
Receivables, net	185.5	136.1
Inventories	215.7	177.5
Prepaid expenses	15.9	11.1
Deferred income taxes	26.7	51.7
Current assets of discontinued operations	7.4	22.8
Total current assets	1,604.1	1,325.1

Timber and timberlands	91.8	94.8
Property, plant and equipment	1,803.5	1,778.3
Accumulated depreciation	(1,027.8)	(988.2)
Net property, plant and equipment	775.7	790.1
Goodwill	276.7	276.7
Notes receivable from asset sales	403.8	403.8
Long-term investments	30.2	—
Restricted cash	65.5	110.7
Investment in / advances to affliates	132.7	98.8
Other assets	37.5	49.1
Long-term assets of discontinued operations	32.6	55.3
Total assets	$3,450.6	$3,204.4

LIABILITIES AND EQUITY
Current portion of long-term debt	$178.0	$8.3
Accounts payable and accrued liabilities	250.0	251.3
Current portion of contingency reserves	12.0	43.0
Total current liabilities	440.0	302.6

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	226.0	624.2
Total long-term debt, excluding current portion	622.5	1,020.7

Contingency reserves, excluding current portion	42.1	55.6
Other long-term liabilities	60.7	106.9
Deferred income taxes	517.5	407.7
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	440.0	442.3
Retained earnings	1,406.2	1,018.1
Treasury stock	(127.4)	(195.2)
Accumulated comprehensive loss	(67.9)	(71.2)
Total stockholders’ equity	1,767.8	1,310.9
Total liabilities and equity	$3,450.6	$3,204.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Year Ended December 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$420.7	$272.5
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation, amortization and cost of timber harvested	145.1	141.3
(Gain) loss on sale or impairment of long-lived assets	12.3	(98.7)
Loss on early debt extinguishment	41.5	1.5
Exchange (gain) loss on remeasurement	(13.9)	6.9
Other operating charges and credits, net	15.2	6.6
Increase in contingency reserves	5.6	30.0
Cash settlement of contingencies	(50.4)	(52.4)
Other adjustments, net	(51.2)	(17.3)
Increase in receivables	(47.0)	4.5
(Increase) decrease in inventories	(26.0)	0.4
Decrease in prepaid expenses	(5.0)	0.5
(Increase) decrease in accounts payable and accrued liabilities	14.5	33.8
Increase in deferred income taxes	140.5	179.8
Net cash provided by operating activities	601.9	509.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(148.1)	(86.6)
Proceeds from asset sales	40.4	128.5
Investment in joint ventures	(32.0)	(1.6)
Decrease in restricted cash from asset sales	—	37.1
Proceeds of sales of investments	262.9	—
Cash paid for purchase of investments	(619.2)	—
Return of capital from unconsolidated subsidiary	—	365.8
Other investing activities, net	3.4	(0.2)
Net cash (used in) provided by investing activities	(492.6)	443.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under revolving credit facilities	(6.0)	(32.0)
Repayment of long-term debt	(260.0)	(52.6)
Sale of common stock under equity plans	41.2	19.2
Payment of cash dividends	(32.6)	—
Purchase of treasury shares	(3.5)	—
Decrease (increase) in restricted cash under LOCs	45.2	(102.9)
Other financing activities, net	(0.1)	2.9
Net cash used in financing activities	(215.8)	(165.4)

EFFECT OF EXCHANGE RATE ON CASH:	6.7	1.6

Net increase (decrease) in cash and cash equivalents	(99.8)	788.6
Cash and cash equivalents at beginning of period	925.9	137.3

Cash and cash equivalents at end of period	$826.1	$925.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Net sales:
OSB	$320.2	$496.2	$1,749.0	$1,335.6
Siding	129.6	133.4	554.1	523.9
Engineered Wood Products	101.4	80.5	394.7	290.6
Other	38.6	29.9	161.6	164.1
Less: Intersegment sales	(1.5)	(9.7)	(10.0)	(33.5)
	$588.3	$730.3	$2,849.4	$2,280.7

Operating profit (loss):
OSB	$67.9	$258.8	$829.7	$503.4
Siding	4.8	10.8	54.2	61.0
Engineered Wood Products	3.8	(0.2)	7.2	(1.5)
Other	4.7	(1.3)	14.7	9.7
Other operating credits and charges, net	(4.1)	15.9	(28.7)	(15.2)
Gain (loss) on sales of and impairment of on long lived assets	(5.8)	54.0	(18.3)	118.2
General corporate and other expenses, net	(26.1)	(30.5)	(104.1)	(101.8)
Early extinguishment of debt	—	—	(41.5)	(1.5)
Foreign currency gains (losses)	6.8	1.8	9.7	1.0
Interest income (expense), net	(0.5)	(11.4)	(19.7)	(54.6)
Income from operations before taxes	51.5	297.9	703.2	518.7
Provision for income taxes	35.9	134.5	279.7	233.8
Income from continuing operations before cumulative effect	$15.6	$163.4	$423.5	$284.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Consolidated Statements of Income for the quarter and year ended December 31 and are reflected in the table below and are described in the paragraphs following the table:

	2004		2003
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$0.6	$0.4	$—	$—
Gain on energy contract	—	—	0.7	0.4
Insurance recoveries	—	—	29.3	18.0
Addition to litigation contingency reserves	—	—	(13.0)	(8.0)
Charges associated with the corporate relocation	(2.4)	(1.5)	(1.1)	(0.7)
Charges associated with CEO retirement	(2.4)	(1.5)	—	—
Other	0.1	0.1	—	—
	$(4.1)	$(2.5)	$15.9	$9.7

	2004		2003
Year End December 31,	Pre-tax	After tax	Pre-tax	After tax
Insurance recoveries	$—	$—	$29.3	18.0
Revisions to environmental contingency reserves	2.8	1.7	(2.7)	(1.7)
Additions to product related contingency reserves	—	—	(6.7)	(4.1)
Loss on energy contract	—	—	(4.4)	(2.7)
Charges associated with the corporate relocation	(12.5)	(7.7)	(1.7)	(1.0)
Loss related to assets and liabilities transferred under contractual arrangement	—	—	(16.0)	(9.8)
Charges associated with CEO retirement	(13.1)	(8.1)	—	—
Increase in litigation reserves	(6.0)	(3.7)	(13.0)	(8.0)
Other	0.1	0.1	—	—
	$(28.7)	$(17.7)	$(15.2)	$(9.3)

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.09 per diluted share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific, a loss of $6.7 million ($4.1 million after taxes, or $0.04 per diluted share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.7 million after taxes, or $0.01 per diluted share) associated with environmental reserves in relation to our former Alaska operations.

In the third quarter of 2003, LP recorded a loss of $5.0 million ($3.1 million after taxes, or $0.03 per diluted share) related to an energy contract associated with Samoa Pacific and a loss of  $0.7 million ($0.4 million after taxes, or $0.00 per diluted share) on severance recorded as part of the divesture plan.

In the fourth quarter of 2003, LP recorded a gain of $29.3 million ($18.0 million after taxes, or $0.17 per share) related to insurance recoveries for environmental costs incurred in prior years; a gain of  $0.7 million ($0.4 million after taxes, or $0.00 per diluted share) related to an energy contract associated with Samoa Pacific; a loss of $13.0 million associated with an increase in litigation reserves ($8.0 million after taxes, or $.08 per dilute share) and a loss of  $1.1 million ($0.7 million after taxes, or $.01 per diluted share) on severance recorded as part of the divesture and corporate relocation plans.

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.3 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of  $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2004, LP recorded a charge of  $4.5 million ($2.7 million after taxes, or $0.02 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $10.7 million ($6.6 million after taxes, or $0.6 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.3 million  ($0.1 million after taxes, or $0.00 per diluted share) associated with a reduction in previously recorded environmental reserves.

In the fourth quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $2.4 million ($1.5 million after taxes, or $0.1 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter and year ended December 31 are reflected in the table below and are described in the paragraphs following the tables:

	2004		2003
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$54.7	$33.5
Gain (loss) on other long-lived assets, net	(1.1)	(0.7)	0.9	0.6
Impairment charges on fixed assets	(4.7)	(2.9)	(1.6)	(1.0)
	$(5.8)	$(3.5)	$54.0	$33.1

	2004		2003
Year Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$117.9	$72.3
Gain (loss) on other long-lived assets, net	(0.6)	(0.4)	1.9	1.2
Impairment charges on fixed assets	(17.7)	(11.3)	(1.6)	(1.0)
	$(18.3)	$(11.7)	$118.2	$72.5

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($17.9 million after taxes, or $0.17 per  share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the third quarter of 2003, LP recorded a gain of $22.1 million  ($13.5 million after taxes, or $0.13 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the fourth quarter of 2003, LP recorded a gain of $54.7 million  ($33.5 million after taxes, or $0.30 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a gain of $0.9 million ($0.6 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets. Additionally, LP recorded an impairment loss of  $1.6 million ($1.0 after tax, or $0.01 per diluted share)

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia.

In the third quarter of 2004, LP recorded a loss of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) on a non-operating OSB mill and $0.5 million ($0.3 after taxes, or $0.00 per diluted share) additional expense associated with the cancellation of a capital project to build a veneer mill in British Columbia to reduce the values to the net realizable sale price for these assets and a gain of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the fourth quarter of 2004, LP recorded a loss of $4.7 million ($2.9 million after taxes, or $0.03 per diluted share) on write off of capitalized interest associated with facilities which were sold or closed in prior years and a loss of $1.1 million ($0.7 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

4.               Income Taxes

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Continuing operations	$51.5	$297.9	$703.2	$518.7
Discontinued operations	(3.2)	0.1	(4.6)	(20.6)
	48.3	298.0	698.6	498.1
Total tax provision (benefit)	34.6	134.3	277.9	225.7
Net income (loss)	$13.7	$163.7	$420.7	$272.4

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. At year end, the income tax accrual is adjusted to actual with the difference between the previously accrued year to date balance and actual being charged to the current quarter.  The primary difference between the blended rate (39%) on continuing operations and the calculated rate relates to a permanent difference associated with certain inter-company debt which is denominated in Canadian dollars. The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended December 31,
	2004		2003
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$35.9	70%	$134.5	45%
Discontinued operations	(1.3)	41%	(0.2)	(200)%
	$34.6	72%	$134.3	45%

	Year Ended December 31,
	2004		2003
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$279.7	40%	$233.8	45%
Discontinued operations	(1.8)	39%	(8.1)	39%
	$277.9	40%	$225.7	45%

5.               Cumulative Effect of Change in Accounting Principle:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Oriented strand board, million square feet 3/8” basis	1,303	1,427	5,489	5,267

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	35	59	59	259

Wood-based siding, million square feet 3/8” basis	250	267	1,033	871

Engineered I-Joist, million lineal feet	19	25	89	91

Laminated veneer lumber (LVL), thousand cubic feet	2,839	2,720	11,860	10,070

Composite Decking, thousand lineal feet	10,883	8,732	40,044	32,119

Vinyl Siding, squares	582	731	2,705	2,792